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                                                                 Exhibit 14


                 Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 7 to the Registration Statement (Form N-6 No. 333-74325) pertaining to the LLANY Separate Account S for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a)
March 27, 2003, with respect to the financial statements of Lincoln Life and Annuity Company of New York, and (b) March 3, 2003, with respect to the financial statements of LLANY Separate Account S for Flexible Premium Variable Life Insurance.


                                                         /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 24, 2003